EXHIBIT (a)(1)(vi)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------    ----------------------------    -------------------------------    ----------------------------
FOR THIS TYPE OF ACCOUNT:            GIVE THE SOCIAL SECURITY        FOR THIS TYPE OF ACCOUNT:          GIVE THE  EMPLOYER
                                     NUMBER OF --                                                       IDENTIFICATION NUMBER
                                                                                                        OF --
-----------------------------------------------------------------    ---------------------------------------------------------------
1.  An individual's account          The individual                  9.  A valid trust, estate,         The legal entity (Do
                                                                         or pension trust               not furnish the identifying
                                                                                                        number of the personal
                                                                                                        representative or trustee
                                                                                                        unless the legal entity
                                                                                                        itself is not designated in
                                                                                                        the account title.)(5)

2.  Two or more individuals          The actual owner of the         10. Corporate account              The corporation
    (joint account)                  account or, if combined
                                     funds, any one of the
                                     individuals(l)

3.  Husband and wife (joint          The actual owner of the         11. Religious, charitable, or      The organization
    account)                         account or, if joint funds,         educational organization
                                     either person(l)                    account

4.  Custodian account of a           The minor(2)                    12. Partnership account            The partnership
    minor (Uniform Gift to                                               held in the name of the
    Minors Act)                                                          business

5.  Adult and minor (joint           The adult or, if the minor is   13. Association, club, or other    The organization
    account)                         the only contributor, the           tax-exempt organization
                                     minor(l)

6.  Account in the name of           The ward, minor, or             14. A broker or registered         The broker or nominee
    guardian or committee            incompetent person(3)               nominee
    for a designated ward,
    minor, or incompetent
    person

7.  a.  The usual revocable          The grantor-trustee(l)          15. Account with the               The public entity
        savings trust account                                            Department of Agriculture
        (grantor is also                                                 in the name of a public
        trustee)                                                         entity (such as a State or
                                                                         local government, school,
    b.  So-called  trust             The actual owner(l)                 district or prison) that
        account that is not a                                            receives agricultural
        legal or valid trust                                             program payments
        under State law

8.  Sole proprietorship              The owner(4)
    account
------------------------------------------------------------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circled the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER.
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING.

Payees specifically exempted from backup withholding on ALL payments include the following:
   o     A corporation.
   o     A financial institution.
   o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(6)(7).
   o     The United States or any agency or instrumentality thereof.
   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   o     An  international   organization  or  any  agency,  or  instrumentality
         thereof.
   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   o     A real estate investment trust.
   o     A common trust fund operated by a bank under section 584(a).
   o An exempt charitable remainder trust under section 664, or a non-exempt trust described in section 4947.
   o An entity registered at all times under the Investment Company Act of 1940.
   o     A foreign central bank of issue.
   o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
   o     Payments to nonresident  aliens  subject to  withholding  under section
         1441.
   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   o Payments of patronage dividends where the amount received is not paid in money.
   o     Payments made by certain  foreign  organizations.

Payments of interest not generally subject to backup withholding include the following:
   o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
   o Payments of tax-exempt interest (including exempt-in-interest dividends under section 852).
   o     Payments described in section 6049(b)(5) to nonresident aliens.
   o     Payments on tax-free covenant bonds under section 1451.
   o     Payments made by certain foreign organizations.
   o     Mortgage interest paid to the payer.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details see section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N and their regulations.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES.
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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